AGREEMENT FOR TIME CONTROL SYSTEM FOR CELLULAR TELEPHONE


AGREEMENT made as of the  day of, 1996 between:

                           THE PHONE STORE, INC., a Florida Corporation having a place of business at 1415-A S.W. 107th Avenue
                           Miami, Florida 33174

hereinafter referred to as "SELLER"; and

                           PICK COMMUNICATIONS CORP. formerly known as
                           Prime International Products, Inc.
                           a Nevada Corporation
                           having its principal place of business at
                           Wayne Interchange Plaza II
                           155 Route 46 West, Third Floor
                           Wayne, New Jersey  07470

hereinafter referred to as "PURCHASER".


WITNESSETH:

WHEREAS, SELLER is the owner of the entire right, title and interest in and to a Time Control System for a Cellular Telephone, developed by Andy Martinez as Inventor, including a pending application for Letters Patent of the United States ("THE PATENT RIGHTS") and associated Technical Information and Know-how; and

WHEREAS, PURCHASER desires to obtain the exclusive rights and license to manufacture, market, sell and distribute, and to have manufactured, sold, marketed and distributed, the SYSTEM in the TERRITORY: and

WHEREAS, SELLER is willing to extend to PURCHASER the requested right and license subject to the terms and conditions as hereafter set forth.

NOW, THEREFORE, in consideration of moneys previously paid and to be paid herein by PURCHASER to SELLER, the mutual covenants and conditions as contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


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ARTICLE I - DEFINITIONS

     1.1 SYSTEM shall mean a debit cellular telephone system which includes a circuit chip that is incorporated into or attached to a particular cellular telephone, to enable the cellular telephone to be progammably controllable as to time that such telephone may be operational; as well as the trade identification SMART TRACKER SYSTEM.

     1.2 PATENT RIGHTS shall mean United States Patent Application Serial No. 08/556,487, filed December 27, 1995, in the name of Andy Martinez as Inventor for "TIME CONTROL SYSTEM FOR CELLULAR TELEPHONE", subsequently assigned to SELLER, covering the SYSTEM, the inventions described and claimed therein, and any divisions, continuations, continuations-in-part, patents issuing thereon or reissues thereof; and any and all foreign patents and patent applications corresponding thereto; which will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A attached to this Agreement and made a part thereof.

     1.3 TECHNICAL INFORMATION and KNOW HOW shall mean information whether proprietary or not, owned by SELLER and held by SELLER regarding the manufacture, operation or repair of the SYSTEM and its components, and any improvements or modifications to the SYSTEM or its components that exist or that may be developed and held by SELLER during the TERM of this Agreement.

     1.4 TERRITORY shall mean all of the countries of the world.

ARTICLES II - GRANTS

     2.1 SELLER hereby grants to PURCHASER the exclusive right and license under SELLER's ownership rights in the SYSTEM, to manufacture, market, distribute and sell the SYSTEM throughout the TERRITORY. Unless sooner terminated by the parties in accordance with the terms of this Agreement, the grant made herein shall extend for an initial period of Five (5) Years, after which the grant may be extended for further periods of Five (5) Years each as set forth in Article III, below.

     2.2 SELLER agrees that upon the execution of this Agreement, SELLER will execute an assignment of rights in the PATENT RIGHTS jointly in favor of SELLER and PURCHASER, in the form set forth in Appendix A and such Assignment shall be recorded at the U.S. Patent and Trademark Office so as to appear on the face of any issued patent covering the PATENT RIGHTS. Should PURCHASER terminate this Agreement at any time prior to the expiration of the initial term, the U.S. Treasury Instrument Escrow Agreement (the "Escrow Agreement") shall not be effected, or otherwise permit the lapse of its rights hereunder during the initial term of five (5) years or any extended period as specified herein, PURCHASER agrees to execute an Assignment in favor of SELLER, to grant to SELLER all of PURCHASER's rights


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held  under the joint  Assignment  for  nominal  consideration  of ten  ($10.00)
Dollars. In the event that PURCHASER fails to execute and deliver an Assignment in favor of SELLER within thirty (30) days of the termination of this Agreement, evidenced by SELLER sending a written demand for said Assignment to PURCHASER, then with the filing of an affidavit with the U.S. Patent Office the patent and/or patent application shall revert back to SELLER. PURCHASER, or its licensees or assigns shall not market, sell, distribute or manufacture any SYSTEMS or exercise any other rights under this Agreement after the termination or lapse of this Agreement.

     2.3 The grants made by SELLER herein include later developments, upgrades or improvements to the SYSTEM or its component parts, whether made by or acquired by SELLER. Any such other late developments or improvements of the SYSTEM are within the scope of this Agreement, and shall be offered to PURCHASER, the specific terms of such purchase and sale to be negotiated by the parties on a per project/item basis at the time of offer and to be memorialized in a written agreement. SELLER specifically agrees that it will not engage with any third party to develop or provide technology competing with the SYSTEM during the term of this Agreement.

ARTICLE III - PAYMENTS

     3.1 In consideration of the rights granted herein, PURCHASER shall tender and pay to SELLER upon execution of this Agreement the following funds and assets:

     A. PURCHASER shall pay SELLER the sum of FIVE HUNDRED THOUSAND (U.S. $500,000.00), such sum to be paid in accordance with the following schedule:

     (i) TWENTY-FIVE THOUSAND ($25,000.00) DOLLARS due and payable on each and every of the following calendar dates: January 1; April 1; July 2; and October 3, for the calendar year 1996 and, thereafter, as follows:

     FIFTY THOUSAND ($50,000.00) DOLLARS due and payable on each of the following dates in 1997, 1998, 1999 and 2000: February 15 and August 15.

     (ii) The parties hereby acknowledge that, as of the date of the execution of this Agreement, the first three payments hereunder that were due on January 1, 1996, April 1, 1996 and July 2, 1996 have already been tendered by PURCHASER and received by SELLER.

     (iii) The final payment hereunder shall be due and payable on August 15, 2000.

     B. PURCHASER shall deliver to SELLER a total of ONE HUNDRED THOUSAND (100,000) SHARES of common, restricted stock of PURCHASER, in accordance with the following schedule:

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     (i) Five annual  installment  transfers of TWENTY THOUSAND  (20,000) SHARES each to be delivered on January 1 for the years of 1996, 1997, 1998, 1999 and 2000.

     (ii) The parties hereby acknowledge that, as of the date of execution of this Agreement, the first installment transfer of TWENTY THOUSAND (20,000) SHARES hereunder that was due on January 1, 1996, has already been tendered to PURCHASER and received by SELLER.

     3.2 As security for the payments of moneys from PURCHASER to SELLER in Paragraph 3.1.A above, PURCHASER will purchase U. S. Treasury instruments in the gross amount of $425,000 in PURCHASER's account at Merrill Lynch in White Plains, New York, with maturity dates as set forth in Exhibit A attached hereto and hereby made a part of this Agreement. PURCHASER shall thereupon transfer the U.S. Treasury instruments into the Trust Account of SELLER's attorney (Matthew Hamilton Richardson, Esq., P.O. Box 6173, Ft. Lauderdale, FL 3310) at Prudential Securities in Hollywood, Florida. It is understood that Mr. Richardson will act as the Escrow Agent pursuant to the Escrow Agreement between Mr. Richardson and the parties hereto. PURCHASER hereby represents to SELLER that PURCHASER has commenced buying the U.S. Treasury instruments and will complete such purchases by the date this Agreement is signed or in a reasonable time thereafter.

ARTICLE IV - COMMITMENT TO PURCHASE AND MANUFACTURE

     4.1 PURCHASER agrees to purchase from SELLER all of PURCHASER's requirements for the circuit chip that is installed and used in the SYSTEM, for the duration of this Agreement, the purchase price to be SELLER's cost. PURCHASER agrees that SELLER shall serve as PURCHASER's sole and exclusive source for all of PURCHASER's requirements for said circuit chip, and SELLER agrees to maintain PURCHASER as its sole and exclusive customer for said circuit chip, for the duration of this Agreement and any extension thereof. SELLER, however, agrees that it will procure the circuit chips at the lowest possible price and will provide copies of quotations and other information on sources of supply as may be required by PURCHASER during the term hereof.

     4.2 Orders for said circuit chip shall be entered by the preparation and delivery of a written purchase order by PURCHASER delivered to SELLER, the procedures for taking orders and/or ordering such products conventionally employed by the parties in the ordinary course of their business or by PURCHASER directly with SELLER's vendor with a copy to the SELLER. The written purchase orders can be transmitted in any conventional manner, including telex, facsimile transmission, mail or other commercially accepted means.

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     4.3 The details required in each such purchase order as to the price,  time and place of delivery, and warranties or other commercial provisions shall be upon mutual agreement between the parties in the ordinary course of business, except where subject to the conditions set forth herein.

     4.4 Should SELLER or its subcontractor, if any, be unable for any reason to supply PURCHASER's requirements for circuit chips or if PURCHASER obtains a lower price from another supplier for such chips, PURCHASER shall be free to purchase such circuit chips from a third party manufacturer to satisfy its requirements and/or take advantage of such lower pricing provided, however, that such third party's quality control and manufacturing facilities and procedures are preapproved by SELLER; SELLER agrees that such approval will not be unreasonably withheld. PURCHASER shall continue to purchase from such third party manufacturer until notified by SELLER in writing in accordance with
Article IX hereof that SELLER is again able to meet PURCHASER's requirements and/or meet PURCHASER's pricing from such third party.

     4.5 PURCHASER agrees that it will bear all of the costs attendant to the manufacture of the SYSTEM, and specifically, capital, labor and/or subcontractor's related costs, whether directly or indirectly associated with the manufacture, assembly and delivery of the SYSTEM. PURCHASER shall pay all costs attendant to the manufacture of the SYSTEM within thirty (30) days from receipt of the relevant invoice from SELLER or its subcontractor, if any.

     4.6 SELLER agrees to provide the personal services of Mr. Andy Martinez to PURCHASER to act as Director of Research and Development of the division or subsidiary corporation of PURCHASER that will engage in the manufacture, marketing, distribution and sale of the SYSTEM. SELLER's duties shall include set-up, de-bugging, training, and if necessary, supervision of the manufacturing and assembly personnel involved with the production of the SYSTEM. SELLER agrees to have Mr. Andy Martinez sign a loan out agreement with PURCHASER upon the execution of this Agreement for the services of Mr. Martinez but for no additional compensation.

ARTICLE V - CONFIDENTIALITY

     5.1 All TECHNICAL INFORMATION and KNOW-HOW or other confidential information which is held by either party or received by either party from the other during this Agreement shall be maintained in confidence by the recipient and shall not be disclosed to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent that the information:

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     (a) is known at the time of its receipt to the  recipient and is documented in written records, or
     (b) is properly in the public domain, or
     (c) is subsequently disclosed to the recipient by a third party who may lawfully do so, or
     (d) is required to be disclosed to an agency such as the S.E.C. in order to satisfy any requirements imposed on PURCHASER, for example, pursuant to its status as a public corporation.

     5.2 The obligations imposed by Paragraph 5.1 with respect to the protection of the confidential information shall continue during the life of this Agreement and for a period of five (5) years after its termination, or lapse.

ARTICLE VI - THE PATENTS

     6.1 SELLER and PURCHASER shall hold title to the PATENT RIGHTS and to any improvements that may develop and be included in the SYSTEM pursuant to Paragraph 2.2 hereof.

     6.2 PURCHASER shall have the right to inspect the files relating to the United States Patent Application presently on file, and SELLER agrees to provide copies of all correspondence received in respect to said Patent Application from the U.S. Patent and Trademark Office, directed to patent counsel of PURCHASER's choosing, for review and comments as to the prosecution thereof.

     6.3 PURCHASER agrees to assume responsibility for expenses associated with the filing and prosecution of patent applications throughout the TERRITORY covering the SYSTEM, as well as the maintenance of patents and patent applications during the term of this Agreement. PURCHASER and SELLER shall agree on patent counsel to conduct such filing and prosecution.

ARTICLE VII - INFRINGEMENT

     7.1 PURCHASER agrees to assume the responsibility for the protection of the PATENT RIGHTS from infringement and prosecute infringers at its own expense when in its sole judgment such action may be reasonably necessary, proper and justified.
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     7.2  If  SELLER  shall  have  supplied   PURCHASER  with  written  evidence
demonstrating to PURCHASER's satisfaction prima facie infringement of a claim of PATENT RIGHTS by a third party selling products in competition with PURCHASER, SELLER may by notice request PURCHASER to take steps to protect the PATENT RIGHTS. Unless PURCHASER shall within three months of the receipt of such notice either (i) cause such infringement to terminate or (ii) initiate legal proceedings against the infringer, SELLER may, upon notice to PURCHASER initiate legal proceedings against the infringer at SELLER's expense and PURCHASER shall reimburse SELLER therefor.

     7.3 In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHTS against an alleged infringer, the other party shall use its best efforts to fully cooperate with and shall supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any proceedings to protect or enforce the PATENT RIGHTS shall have sole control of that proceeding.

ARTICLE VIII - TERM AND TERMINATION

     8.1 Unless sooner terminated as herein provided, this Agreement shall continue in full force and effect for an initial period and term of five (5) years, commencing from January 1, 1996, or until December 31, 2000. Such initial period may be extended thereafter for five (5) additional periods of five (5) years each upon notice given by PURCHASER to SELLER within sixty (60) days preceding the expiration of the initial period and subsequent periods. In each such event, PURCHASER, shall tender to SELLER further consideration of $100,000 per year payable annually in advance. No other considerations shall be due SELLER apart from that expressly recited in this Paragraph.

     8.2 Either party shall have the right to terminate this Agreement in the event of any material breach or default in the performance of any terms or conditions of this Agreement by one party by giving said party thirty (30) days notice in writing setting forth the nature of the breach or default; provided, however, that if said party shall within such thirty (30) day period remedy the breach or default upon which the notice is based, such notice shall not become effective and this Agreement shall continue in full force and effect. However, systems sold by PURCHASER under this Agreement shall remain in use and no further compensation shall be due SELLER but PURCHASER, or its licensees or assigns, shall not market, sell, distribute or manufacture any SYSTEMS or exercise any other rights under this Agreement after the termination or lapse of this Agreement. In addition, if PURCHASER breaches this Agreement such breach shall not effect the payments to be made under the Escrow Agreement.

     8.3 Should PURCHASER materially breach this Agreement or otherwise choose for whatever reason to terminate this Agreement, PURCHASER agrees to assign to SELLER its portion of the entire right, title and interest in and to the PATENT RIGHTS, so that SELLER shall be and become the sole owner thereof.

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     8.4 This  Agreement  shall be  automatically  canceled  and all  rights and privileges shall be terminated except the Escrow Agreement which shall remain in full force and effect in the event that PURCHASER discontinues its business through insolvency, dissolution proceedings, bankruptcy, receivership or the like commercial conditions. However, this Agreement and the Escrow Agreement shall be canceled and all rights and privileges shall be terminated in the event
that  SELLER   discontinues   its  business  through   insolvency,   dissolution
proceedings, bankruptcy, receivership or the like commercial conditions and on such effective date and upon receipt of PURCHASER's written demand the remaining U.S. Treasury Instruments being held in escrow will be returned to PURCHASER. SELLER hereby agrees that in the event that SELLER wishes to sell its business or its half ownership in the PATENT RIGHTS during the term hereof, it will first offer same to and negotiate in good faith only with PURCHASER. If there is any conflict between this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall take precedence.

ARTICLE IX - GENERAL PROVISIONS

     9.1 SELLER represents and warrants that the entire right, title and interest in the patent applications or patents comprising the PATENT RIGHTS and the TECHNICAL INFORMATION and KNOW HOW are owned and have been or may be assigned to SELLER, and that SELLER has the authority to issue licenses under said PATENT RIGHTS. In addition, SELLER represents and warrants that it is wholly owned by Mr. Andy Martinez and that Mr. Andy Martinez is the President and Chief Executive and Operating Officer of SELLER.

     9.2  This   Agreement   shall  be  binding  upon  the   successors,   legal
representatives and assignees of SELLER and PURCHASER. PURCHASER shall have the right to license its rights hereunder to anyone in any TERRITORY.

     9.3 All notices to be sent under the terms and provisions of this Agreement by either of the parties to the other shall be in writing and shall be sent first class, registered mail, to the address stated herein or to any later address notice of which was given to one party by the other and the time of said notice shall start with the official date stamp of such notice with copies to counsel: to SELLER, Matthew H. Richardson, Esq., P.O. Box 6173, Ft. Lauderdale, FL 33310; to PURCHASER, David A. Jackson, Esq., Klauber and Jackson, 411 Hackensack Ave., Hackensack, NJ 07601.

     9.4 The laws of the State of Florida shall govern this Agreement as to all matters including specifically, but not exclusively, matters of interpretation, performance and remedies insofar as such law is existent or applicable and can or will be applied in the jurisdiction in which either party may seek an adjudication of any such matter. Venue shall be laid in Dade County.

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     9.5 This  Agreement  sets  forth the  entire  Agreement  and  understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, except for those set forth in the Loan Out Agreement, the Assignment or the Escrow Agreement. If there is a conflict between this Agreement and the terms of either the Loan Out Agreement, the Assignment or Escrow Agreement, the terms of such Loan Out Agreement, Assignment or Escrow Agreement shall take precedence over the terms set forth herein. This Agreement may not be modified orally; no waiver, amendment or modification shall be binding or effective unless in writing and signed by both parties.

     9.6 If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or country where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative only in such state or country and shall not be part of the consideration moving from either party to the other. The remaining provisions of this Agreement, however, shall be valid and binding as though such provision were not included herein.

     9.7 In the event that it is required to take action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs which are incurred at both the trail and appellate level.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the respective date above indicated and such agreement to become effective as of the date first above written.

WITNESS:                                 THE PHONE STORE, INC.


                                       BY: /s/ Andy Martinez
                                               ANDY MARTINEZ, President

WITNESS: PICK COMMUNICATIONS CORP. formerly known as PRIME INTERNATIONAL PRODUCTS, INC.


                                       BY: /s/ Diego Leiva
                                               DIEGO LEIVA, President

LOAN OUT AGREEMENT




     This Loan Out Agreement is made and entered into on this of , 1996, by and between The Phone Store, Inc. (hereinafter referred to as the "STORE") and PICK Communications Corp. (hereinafter referred to as "PICK") (hereinafter STORE and PICK shall be collectively referred to as the "PARTIES").

WITNESSETH:


     WHEREAS, STORE holds the patent application rights for a Time Control System for Cellular Telephone (herein referred to as the "SYSTEM");

     WHEREAS, STORE's President, Andy Martinez (hereinafter referred to as "MARTINEZ" ), has valuable and specialized knowledge and experience concerning the SYSTEM;

     WHEREAS, The PARTIES have on this date also entered into an Agreement for Time Control System for Cellular Telephone (hereinafter referred to as the "PRIMARY AGREEMENT");

     WHEREAS, PICK desires to have STORE supply the personal services of MARTINEZ (as set forth hereinafter) and the valuable and specialized knowledge and experience MARTINEZ has concerning the SYSTEM on an as needed basis pursuant to the PRIMARY AGREEMENT; and

     NOW THEREFORE, in consideration of TEN AND 00/100THS ($10.00) U.S. DOLLARS, the mutual covenants and conditions as contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:


     1. The recitals set forth hereinabove are true and correct and incorporated by reference.




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     2. STORE, pursuant to the PRIMARY AGREEMENT, agrees to provide the personal services of MARTINEZ to PICK as set forth herein and MARTINEZ's valuable and specialized knowledge and experience concerning the SYSTEM, or other individual
(s) under his supervision and control. MARTINEZ will act as Director of Research and Development of the division or subsidiary corporation of PICK that will engage in the manufacture, marketing , distribution and sale of the SYSTEM. STORE shall supply MARTINEZ, or other individual (s) under his supervision and control, to set-up, debug, train, and if necessary, supervise the manufacturing and assembly personnel involved with the production of the SYSTEM. MARTINEZ shall interface directly with the President of PICK but at all times hereunder MARTINEZ shall be an employee of STORE.

     3. The term of this Agreement shall run concurrently with the term, and any extensions of the term, of the PRIMARY AGREEMENT. This Agreement shall terminate upon any termination, breach, lapse or any other non-performance of the PRIMARY AGREEMENT.

     4. MARTINEZ shall render his services to PICK under the PRIMARY AGREEMENT at the premises of the STORE. However, STORE agrees to have MARTINEZ travel on temporary trips to such other places as may be reasonably required from time to time to perform, upon reasonable notice, his services and duties for PICK. PICK hereby agrees to either prepay or reimburse STORE or MARTINEZ for travel and entertainment expenses actually incurred by MARTINEZ when PICK requests MARTINEZ travel on its behalf.

     5. If PICK requests MARTINEZ to perform duties outside the scope of the PRIMARY AGREEMENT, PICK agrees to negotiate a separate compensation arrangement to be paid to the STORE for MARTINEZ performance of such additional duties and such arrangement shall be set forth in and added hereto as an amendment to this Agreement.

     6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, and venue shall lie in Dade County, Florida, for all purposes including, but not limited to, construing and/or enforcing the terms of this Agreement.

     7. The prevailing party shall be entitled to recover its reasonable attorney's fees and costs which it incurs in the event that it is required to take any action to enforce the terms of this Agreement, whether or not suit be brought, at both the trial and appellate levels.

     8. This Agreement cannot be modified except in writing by the PARTIES hereto. This Agreement shall bind the PARTIES hereto, their representatives, executors, administrators, and assigns.



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Page 3



     9. The PARTIES agree that the covenants and conditions set out in this Agreement are several and separate, and the unenforceability of any specific covenants and conditions shall not affect the validity of any other covenant or condition.


IN WITNESS WHEREOF, the PARTIES have hereunto set their hands the day and year first written above.


Signed and delivered in the presence of:

                                              THE PHONE STORE, INC.,
                                              A Florida Corporation

                                              By: /s/ Andy Martinez
Witness                                               ANDY MARTINEZ,
                                                      As President


Witness



Signed and delivered in the presence of:

                                               PICK COMMUNICATIONS CORP.,
                                               a Nevada Corporation

                                               By: /s/ Diego Leiva
Witness                                                DIEGO LEIVA,
                                                       As President


Witness


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EXHIBIT A





         AMOUNT            DATE                          INSTRUMENT


         $25,000           October 3, 1996               U.S. Treasury Bill


         $50,000           February 15, 1997

         $50,000           August 15, 1997

         $50,000           February 15, 1998             Zero Coupon U.S.
                                                         Treasury Bond
         $50,000           August 15, 1998               Instruments

         $50,000           February 15, 1999

         $50,000           August 15, 1999

         $50,000           February 15, 2000

         $50,000           August 15, 2000

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